Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

Meg Maise (Corporate Press/Investor Relations)

Take-Two Interactive Software, Inc.

(646) 536-2932

meg.maise@take2games.com

Take-Two Interactive Software, Inc. Reports Strong

Second Quarter Fiscal 2008 Financial Results

Top and Bottom Line Results Exceed High End of Guidance

Company Raises Fiscal 2008 Guidance Significantly and Provides Third and Fourth Quarter Guidance

New York, NY — June 5, 2008 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its second quarter ended April 30, 2008.

Net revenue for the second fiscal quarter was $539.8 million, compared to $205.4 million for the same quarter of fiscal 2007. Second quarter sales were led by the blockbuster, critically acclaimed Grand Theft Auto IV for Xbox 360® video game and entertainment system and PLAYSTATION®3 computer entertainment system.

Net income for the second quarter was $98.2 million or $1.29 per share, compared to a net loss of $51.2 million or $0.71 per share in the second quarter of fiscal 2007.

The second quarter results include $12.4 million in stock-based compensation expense ($0.16 per share); $3.8 million in professional fees and legal expenses, primarily related to Electronic Arts’ unsolicited tender offer ($0.05 per share) and $0.9 million in business reorganization costs ($0.01 per share). Results for the second quarter of 2007 included $16.3 million of business reorganization and related costs due to the Company’s management and board changes, legal expenses and other professional fees associated with the investigation of stock option grants, responses to the New York County District Attorney’s subpoenas, and other legal matters ($0.22 per share), as well as $5.8 million in stock-based compensation expense ($0.08 per share).

Non-GAAP net income was $115.4 million or $1.52 per share in the second quarter, compared to a net loss of $29.2 million or $0.41 per share in the second quarter of 2007.  (Please refer to Non-GAAP Financial Measures and reconciliation tables included later in this release for additional information and details on non-GAAP items.)

For the six months ended April 30, 2008, net revenues were $780.3 million, compared to $482.8 million for the same period a year ago.  Net income for the first half of fiscal 2008 was $60.2 million or $0.80 per share, compared to a loss of $72.8 million or $1.02 for the 2007 period. Results for the first six months of fiscal 2008 include $18.5 million in stock-based compensation expense ($0.25 per share); $5.3 million in professional fees and legal expenses, with the majority related to Electronic Arts’ unsolicited tender offer ($0.07 per share) and $1.1 million in business reorganization costs ($0.01 per share). Results for the first six months of fiscal 2007 included $23.5 million of business reorganization and related costs due to the Company’s management and board changes, legal expenses and other professional fees associated with the investigation of stock option grants, responses to the New York County District Attorney’s subpoenas, and other legal matters ($0.33 per share), as well as $9.8 million in stock-based compensation expense ($0.14 per share).

Non-GAAP net income was $85.1 million or $1.14 per share in the first six months of 2008, versus a net loss of $39.5 million or $0.55 per share in the comparable period of 2007.  (Please refer to Non-GAAP Financial Measures and reconciliation information included later in this release.)

Business Highlights

Among the significant recent business developments, Take-Two noted the following:

•                  Rockstar Games released the highly anticipated Grand Theft Auto IV on April 29, 2008. The title surpassed all-time entertainment records for day one and week one sales, with approximately 6 million units sold through globally in the first week at an estimated retail value of more than $500 million. As of May 31, 2008, over 11 million units have been sold in to retailers and approximately 8.5 million units have been sold through to consumers.

•                  BioShock®, a wholly owned and internally developed title for Xbox 360 and Games for Windows® shipped over 2.2 million units since its debut in late August.  2K Games will be bringing this popular title to the PLAYSTATION®3 this fall, and Universal Pictures is developing a feature film based on BioShock to be directed by Gore Verbinski, director of the Pirates of the Caribbean trilogy.

•                  Rockstar Games announced the acquisition of Mad Doc Software, one of the premier independent development studios in North America. The studio, renamed Rockstar New England, most recently worked with Rockstar on the Xbox 360 version of the critically acclaimed Bully: Scholarship Edition.

•                  Hubert Larenaudie was named President for Asia to head Take-Two’s growth initiatives in the Asia Pacific region including expanding distribution of the Company’s interactive entertainment products; developing a strong presence in Japan; and working to establish an online game operation, especially in China and Korea. He had previously served in senior roles at Electronic Arts and Vivendi.

“Take-Two’s performance has exceeded expectations through the first half of fiscal 2008, clearly demonstrating the creative, operational and financial strength of our business,” noted Strauss Zelnick, Chairman of Take-Two.  “Our results reflected the extraordinary success of Grand Theft Auto IV, the value of our catalog of titles, and our ongoing initiatives to improve the efficiency of our operations.  We look forward to continuing to enhance stockholder value by building on our broad portfolio of internally developed and owned interactive entertainment brands, leveraging the opportunities in the current industry cycle, and operating our business in an effective manner.”

Ben Feder, Chief Executive Officer of Take-Two, added, “Based on the Company’s stronger than expected results, we have increased our financial guidance for fiscal 2008 and are confident in our ability to continue to perform for the balance of the year.  Furthermore, Take-Two is extremely well positioned in an industry that is experiencing explosive growth.  We believe that our exceptional creative talent, diverse range of hit products, and the proven global demand for our titles will be the drivers of increasing value over time.”

Financial Guidance

The Company is providing guidance for the third fiscal quarter ending July 31, 2008 and fourth fiscal quarter ending October 31, 2008 and is raising its guidance for the fiscal year ending October 31, 2008 as detailed below. Fiscal 2008 guidance reflects the release of the first installment of episodic content for Grand Theft Auto IV for Xbox 360 in the first quarter of fiscal 2009 instead of the fourth quarter of fiscal 2008 in order to provide a better balance in Take-Two’s release schedule.

	Revenue*	Non-GAAP EPS (a)(b)
Third quarter ending 7/31/2008	$325 to $375	$0.45 to $0.55
Fourth quarter ending 10/31/2008	$300 to $350	$0.10 to $0.20
Fiscal year ending 10/31/2008	$1,400 to $1,500	$1.65 to $1.85

* In millions

(a) The Company’s non-GAAP EPS estimates for the third quarter ending July 31, 2008, and fourth quarter and fiscal year ending October 31, 2008 exclude approximately $0.17, $0.18 and $0.59 per share, respectively, of stock-based compensation expense; and approximately $0.13, $0.01 and $0.23 per share, respectively, of professional fees and legal expenses related to unusual matters, including the Electronic Arts tender offer, and business reorganization costs. The Company’s stock-based compensation expense for the third and fourth quarters and fiscal 2008 reflects the cost of approximately two million stock options issued to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these options is dependent upon several factors, including future changes in Take-Two’s stock price.

(b) EPS estimates reflect tax expense primarily for international operations.

Key assumptions and dependencies underlying the Company’s guidance include continued consumer acceptance of the Xbox 360® video game and entertainment system from Microsoft, PLAYSTATION®3 computer entertainment system and Wii™ home video game system from Nintendo; the ability to develop and publish products that capture market share for these current generation systems while continuing to leverage opportunities on prior generation platforms; as well as the timely delivery of the titles detailed in this release.

Product Pipeline

The following titles shipped during the second quarter of fiscal 2008:

Title	Platform

Bully: Scholarship Edition	Xbox 360, Wii
Dora the Explorer: Dora Saves the Mermaids™	PS2
Go, Diego, Go!: Safari Rescue™	Wii, PS2
Grand Theft Auto IV	Xbox 360, PS3
Major League Baseball® 2K8	Xbox 360, PS3, Wii, PSP, PS2
Major League Baseball® 2K8 Fantasy All-Stars	DS

Take-Two’s lineup announced to date for the remainder of fiscal 2008 includes the following titles:

Title	Platform

BioShock®	PS3
Carnival Games™	DS
Carnival Games: Mini-Golf™	Wii
Don King Presents: Prizefighter	Xbox 360, Wii, DS
Midnight Club: Los Angeles	Xbox 360, PS3
Midnight Club: LA Remix	PSP
MLB ® Power Pros 2008	Wii, PS2, DS
NBA® 2K9	Multiple platforms
NHL® 2K9	Multiple platforms
Sid Meier’s Civilization® Revolution™	Xbox 360, PS3, DS
Top Spin 3	Xbox 360, PS3, Wii, DS

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses non-GAAP measures of financial performance that exclude certain non-recurring or non-cash items.  Non-GAAP gross profit, income (loss) from operations, net income (loss) and earnings (loss) per share are measures that exclude certain non-recurring or non-cash items and should be considered in addition to results prepared in accordance with GAAP. They are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These non-GAAP financial measures may be different from similarly titled measures used by other companies.

The non-GAAP measures exclude the following items from the Company’s statements of operations:

•                  Business reorganization, restructuring and related expenses

•                  Stock-based compensation

•                  Professional fees and expenses associated with the tender offer by Electronic Arts Inc., the Company’s stock options investigation and certain other unusual regulatory and legal matters

•                  Income tax effects of the items listed above

In addition, the Company may consider whether other significant non-recurring items that arise in the future should also be excluded from the non-GAAP financial measures it uses.

The Company believes that these non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude certain items as follows:

Business reorganization, restructuring and related expenses

In March 2007, the Company’s stockholders elected a new slate of members to Take-Two’s Board of Directors, who immediately removed the Company’s former President and Chief Executive Officer. Subsequently, the Company’s former Chief Financial Officer resigned.  As a result of these actions and the implementation of a business reorganization plan, the Company incurred significant costs in the year ended October 31, 2007 to reduce headcount, relocate employees and consolidate sales and operational functions.

The Company recorded additional business reorganization costs in the three and six months ended April 30, 2008, and expects that additional business reorganization, restructuring and related costs will be recorded in the remainder of the 2008 fiscal year. Such costs are expected to relate to severance, asset write-offs and associated professional fees.  The Company does not engage in reorganization activities on a regular basis and therefore believes it is appropriate to exclude business reorganization expenses from its non-GAAP financial measures.

Stock-based compensation

The Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in their short and long-term operating plans.  Furthermore, executive and management incentive compensation plans are generally based on measures that exclude the impact of stock-based compensation.  The Company places greater emphasis on stockholder dilution than accounting charges when assessing the impact of stock-based equity awards.

Professional fees and expenses associated with the tender offer by Electronic Arts Inc., the Company’s stock options investigation and certain other unusual regulatory and legal matters

The Company has incurred significant legal and investment banking expenses related to the tender offer launched by Electronic Arts Inc. on March 13, 2008 to acquire all of the Company’s outstanding shares.  Additionally, the Company has realized significant legal and other professional fees associated with both the investigation of stock option grants and the Company’s responses to the New York County District Attorney’s subpoenas. One of management’s primary objectives is to bring conclusion to its regulatory matters.  The Company continues to incur expenses for professional fees and has accrued for legal settlements that are outside its ordinary course of business. As a result, the Company has excluded such expenses from its non-GAAP financial measures.

EBITDA and Adjusted EBITDA

Earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”) is a financial measure not calculated and presented in accordance with accounting principles generally accepted in the United States.  Management uses EBITDA adjusted for business reorganization and related expenses (“Adjusted EBITDA”), among other measures, in evaluating the performance of the Company’s business units.  Adjusted EBITDA is also a significant component of the Company’s incentive compensation plans. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, net income/(loss) prepared in accordance with GAAP.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC,  PLAYSTATION®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® and Xbox® video game and entertainment systems from Microsoft, Wii™, Nintendo GameCube™, Nintendo DS™ and Game Boy® Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K Games, 2K Sports and 2K Play, and distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. Take-Two’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Microsoft, Windows, the Windows Vista Start button, Xbox, Xbox 360, Xbox LIVE, and the Xbox logos are trademarks of the Microsoft group of companies, and ‘Games for Windows’ and the Windows Vista Start button logo are used under license from Microsoft.

“PlayStation,” “PLAYSTATION,” and “PS” Family logo are registered trademarks of Sony Computer Entertainment Inc.

Wii and Nintendo DS are trademarks of Nintendo. © 2006 Nintendo.

Important Legal Information

In connection with the tender offer commenced by Electronic Arts Inc., the Company has filed with the Securities Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9. The Company’s stockholders should read carefully the Solicitation/Recommendation Statement on Schedule 14D-9 (including any amendments or supplements thereto) prior to making any decisions with respect to Electronic Arts’ tender offer because it contains important information. Free copies of the Solicitation/Recommendation Statement on Schedule 14D-9 and the related amendments or supplements thereto that the Company has filed with the SEC are available at the SEC’s website at www.sec.gov. This communication does not constitute an offer to sell or invitation to purchase any securities or the solicitation of an offer to buy any securities, pursuant to Electronic Arts’ tender offer or otherwise.

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These risks and uncertainties include the matters relating to the Special Committee’s investigation of the Company’s stock option grants and the restatement of our consolidated financial statements. The investigation and conclusions of the Special Committee may result in claims and proceedings relating to such matters, including previously disclosed shareholder and derivative litigation and actions by the Securities and Exchange Commission and/or other governmental agencies and negative tax or other implications for the Company resulting from any accounting adjustments or other factors. Further risks and uncertainties associated with Electronic Arts’ tender offer to acquire the Company’s outstanding shares are as follows: the risk that key employees may pursue other employment opportunities due to concerns as to their employment security with the Company; the risk that the acquisition proposal will make it more difficult for the Company to execute its strategic plan and pursue other strategic opportunities; the risk that the future trading price of our common stock is likely to be volatile and could be subject to wide price fluctuations; and the risk that stockholder litigation in connection with Electronic Arts’ tender offer, or otherwise, may result in significant costs of defense, indemnification and liability. Other important factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007, in the section entitled “Risk Factors,” as updated in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2008, in the section entitled “Risk Factors.” All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made.

# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended April 30,		Six months ended April 30,
	2008	2007	2008	2007

Net revenue	$539,810	$205,436	$780,252	$482,776

Cost of goods sold:
Product costs	185,043	105,679	333,195	269,822
Software development costs and royalties	57,688	30,311	80,402	53,190
Internal royalties	52,653	4,875	58,797	14,354
Licenses	22,875	18,717	31,873	26,441
Total cost of goods sold	318,259	159,582	504,267	363,807

Gross profit	221,551	45,854	275,985	118,969

Selling and marketing	45,949	28,159	79,678	63,183
General and administrative	49,201	40,471	80,603	79,085
Research and development	14,828	11,936	30,638	26,086
Business reorganization and related	944	8,962	1,106	8,962
Depreciation and amortization	7,516	7,076	13,925	13,737
Total operating expenses	118,438	96,604	205,950	191,053
Income (loss) from operations	103,113	(50,750)	70,035	(72,084)
Interest and other income (expense), net	(830)	1,022	(982)	1,884
Income (loss) before income taxes	102,283	(49,728)	69,053	(70,200)
Income taxes	4,061	1,521	8,828	2,597
Net income (loss)	$98,222	$(51,249)	$60,225	$(72,797)

Earnings (loss) per share:
Basic	$1.31	$(0.71)	$0.81	$(1.02)
Diluted	$1.29	$(0.71)	$0.80	$(1.02)

Weighted average shares outstanding:
Basic	75,098	71,736	74,112	71,548
Diluted	75,954	71,736	74,894	71,548

	Three months ended April 30,		Six months ended April 30,
OTHER INFORMATION	2008	2007	2008	2007

Total revenue mix
Publishing	90%	75%	78%	65%
Distribution	10%	25%	22%	35%

Geographic revenue mix
North America	65%	73%	71%	75%
International	35%	27%	29%	25%

Publishing revenue platform mix
Microsoft Xbox 360	46%	21%	41%	18%
Sony PLAYSTATION 3	36%	10%	31%	8%
Nintendo Wii	6%	0%	9%	0%
Sony PlayStation 2	6%	38%	10%	37%
Sony PSP	3%	11%	5%	16%
PC	2%	12%	3%	12%
Nintendo Handhelds	1%	2%	1%	1%
Other	0%	6%	0%	8%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	April 30,	October 31,
	2008	2007
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$72,918	$77,757
Accounts receivable, net of allowances of $66,757 and $63,324 at April 30, 2008 and October 31, 2007, respectively	362,765	104,937
Inventory	91,821	99,331
Software development costs and licenses	136,640	141,441
Prepaid taxes and taxes receivable	24,738	40,316
Prepaid expenses and other	34,416	34,741
Total current assets	723,298	498,523

Fixed assets, net	39,727	44,986
Software development costs and licenses, net of current portion	49,210	34,465
Goodwill	237,251	204,845
Other intangibles, net	29,427	31,264
Other assets	18,215	17,060
Total assets	$1,097,128	$831,143

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$185,530	$128,782
Accrued expenses and other current liabilities	201,708	146,835
Deferred revenue	39,857	36,544
Total current liabilities	427,095	312,161
Deferred revenue	25,000	25,000
Line of credit	16,000	18,000
Income taxes payable	28,076	—
Other long-term liabilities	5,601	4,828
Total liabilities	501,772	359,989
Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized; 77,146 and 74,273 shares issued and outstanding at April 30, 2008 and October 31, 2007, respectively	771	743
Additional paid-in capital	578,822	513,297
Accumulated deficit	(18,597)	(77,747)
Accumulated other comprehensive income	34,360	34,861
Total stockholders’ equity	595,356	471,154

Total liabilities and stockholders’ equity	$1,097,128	$831,143

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Six months ended April 30,
	2008	2007
Operating activities:
Net income (loss)	$60,225	$(72,797)
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Amortization and impairment of software development costs and licenses (1)	64,544	41,964
Depreciation and amortization of long-lived assets	13,925	13,737
Amortization and impairment of intellectual property	537	6,691
Stock-based compensation (2)	18,500	9,810
Benefit for deferred income taxes	(117)	(135)
Foreign currency transaction gain and other	(360)	(959)
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	(257,828)	76,257
Inventory	7,510	15,292
Software development costs and licenses	(74,229)	(77,589)
Prepaid expenses, other current and other non-current assets	15,952	16,150
Accounts payable, accrued expenses, deferred revenue, income taxes payable and other liabilities	137,617	(42,461)
Total adjustments	(73,949)	58,757
Net cash used for operating activities	(13,724)	(14,040)

Investing activities:
Purchase of fixed assets	(4,998)	(13,090)
Payments for purchases of businesses, net of cash acquired	(4,037)	(982)
Net cash used for investing activities	(9,035)	(14,072)

Financing activities:
Proceeds from exercise of options	20,489	802
Payments on line of credit	(67,000)	—
Borrowings on line of credit	65,000	—
Payment of debt issuance costs	(957)	—
Net cash provided by financing activities	17,532	802
Effects of exchange rates on cash and cash equivalents	388	3,346
Net decrease in cash and cash equivalents	(4,839)	(23,964)
Cash and cash equivalents, beginning of year	77,757	132,480
Cash and cash equivalents, end of period	$72,918	$108,516

(1)	Excludes stock-based compensation
(2)	Includes the net effects of capitalization and amortization of stock-based compensation

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Three months ended April 30, 2008	Business reorganization and related	Professional fees and legal matters	Stock-based compensation	Non-GAAP three months ended April 30, 2008

Net revenue	$539,810	$—	$—	$—	$539,810

Cost of goods sold:
Product costs	185,043	—	—	—	185,043
Software development costs and royalties	57,688	—	—	(6,448)	51,240
Internal royalties	52,653	—	—	—	52,653
Licenses	22,875	—	—	—	22,875
Total cost of goods sold	318,259	—	—	(6,448)	311,811

Gross profit	221,551	—	—	6,448	227,999

Selling and marketing	45,949	—	—	(514)	45,435
General and administrative	49,201	—	(3,781)	(4,576)	40,844
Research and development	14,828	—	—	(889)	13,939
Business reorganization and related	944	(944)	—	—	—
Depreciation and amortization	7,516	—	—	—	7,516
Total operating expenses	118,438	(944)	(3,781)	(5,979)	107,734
Income from operations	103,113	944	3,781	12,427	120,265
Interest and other expense, net	(830)	—	—	—	(830)
Income before income taxes	102,283	944	3,781	12,427	119,435
Income taxes	4,061	—	—	—	4,061
Net income	$98,222	$944	$3,781	$12,427	$115,374

Earnings per share:*
Basic	$1.31	$0.01	$0.05	$0.17	$1.54
Diluted	$1.29	$0.01	$0.05	$0.16	$1.52

Weighted average shares outstanding
Basic	75,098	75,098	75,098	75,098	75,098
Diluted	75,954	75,954	75,954	75,954	75,954

EBITDA:
Income before income taxes	$102,283				$119,435
Interest and other expense, net	830				830
Depreciation and amortization	7,516				7,516
EBITDA	$110,629				$127,781
Add: Business reorganization and related	944				—
Adjusted EBITDA	$111,573				$127,781

*Basic and diluted earnings per share may not add due to rounding

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Three months ended April 30, 2007	Business reorganization and related	Professional fees and legal matters	Stock-based compensation	Non-GAAP three months ended April 30, 2007

Net revenue	$205,436	$—	$—	$—	$205,436

Cost of goods sold:
Product costs	105,679	—	—	—	105,679
Software development costs and royalties	30,311	(5,164)	—	(488)	24,659
Internal royalties	4,875	—	—	—	4,875
Licenses	18,717	—	—	—	18,717
Total cost of goods sold	159,582	(5,164)	—	(488)	153,930

Gross profit	45,854	5,164	—	488	51,506

Selling and marketing	28,159	—	—	(312)	27,847
General and administrative	40,471	—	(3,934)	(2,154)	34,383
Research and development	11,936	—	—	(1,070)	10,866
Business reorganization and related	8,962	(7,161)	—	(1,801)	—
Depreciation and amortization	7,076	—	—	—	7,076
Total operating expenses	96,604	(7,161)	(3,934)	(5,337)	80,172
Loss from operations	(50,750)	12,325	3,934	5,825	(28,666)
Interest and other income, net	1,022	—	—	—	1,022
Loss before income taxes	(49,728)	12,325	3,934	5,825	(27,644)
Income taxes	1,521	—	—	—	1,521
Net loss	$(51,249)	$12,325	$3,934	$5,825	$(29,165)

Loss per share:*
Basic	$(0.71)	$0.17	$0.05	$0.08	$(0.41)
Diluted	$(0.71)	$0.17	$0.05	$0.08	$(0.41)

Weighted average shares outstanding
Basic	71,736	71,736	71,736	71,736	71,736
Diluted	71,736	71,736	71,736	71,736	71,736

EBITDA:
Loss before income taxes	$(49,728)				$(27,644)
Interest and other income, net	(1,022)				(1,022)
Depreciation and amortization	7,076				7,076
EBITDA	$(43,674)				$(21,590)
Add: Business reorganization and related	8,962				—
Adjusted EBITDA	$(34,712)				$(21,590)

*Basic and diluted loss per share may not add due to rounding

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Six months ended April 30, 2008	Business reorganization and related	Professional fees and legal matters	Stock-based compensation	Non-GAAP six months ended April 30, 2008

Net revenue	$780,252	$—	$—	$—	$780,252

Cost of goods sold:
Product costs	333,195	—	—	—	333,195
Software development costs and royalties	80,402	—	—	(7,194)	73,208
Internal royalties	58,797	—	—	—	58,797
Licenses	31,873	—	—	—	31,873
Total cost of goods sold	504,267	—	—	(7,194)	497,073

Gross profit	275,985	—	—	7,194	283,179

Selling and marketing	79,678	—	—	(1,381)	78,297
General and administrative	80,603	—	(5,275)	(7,948)	67,380
Research and development	30,638	—	—	(1,977)	28,661
Business reorganization and related	1,106	(1,106)	—	—	—
Depreciation and amortization	13,925	—	—	—	13,925
Total operating expenses	205,950	(1,106)	(5,275)	(11,306)	188,263
Income from operations	70,035	1,106	5,275	18,500	94,916
Interest and other expense, net	(982)	—	—	—	(982)
Income before income taxes	69,053	1,106	5,275	18,500	93,934
Income taxes	8,828	—	—	—	8,828
Net income	$60,225	$1,106	$5,275	$18,500	$85,106

Earnings per share:*
Basic	$0.81	$0.01	$0.07	$0.25	$1.15
Diluted	$0.80	$0.01	$0.07	$0.25	$1.14

Weighted average shares outstanding
Basic	74,112	74,112	74,112	74,112	74,112
Diluted	74,894	74,894	74,894	74,894	74,894

EBITDA:
Income before income taxes	$69,053				$85,106
Interest and other expense, net	982				982
Depreciation and amortization	13,925				13,925
EBITDA	83,960				100,013
Add: Business reorganization and related	1,106				—
Adjusted EBITDA	$85,066				$100,013

*Basic and diluted earnings per share may not add due to rounding

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Six months ended April 30, 2007	Business reorganization and related	Professional fees and legal matters	Stock-based compensation	Non-GAAP six months ended April 30, 2007

Net revenue	$482,776	$—	$—	$—	$482,776

Cost of goods sold:
Product costs	269,822	(5,164)	—	—	264,658
Software development costs and royalties	53,190	—	—	(1,033)	52,157
Internal royalties	14,354	—	—	—	14,354
Licenses	26,441	—	—	—	26,441
Total cost of goods sold	363,807	(5,164)	—	(1,033)	357,610

Gross profit	118,969	5,164	—	1,033	125,166

Selling and marketing	63,183	—	—	(619)	62,564
General and administrative	79,085	—	(11,167)	(4,100)	63,818
Research and development	26,086	—	—	(2,257)	23,829
Business reorganization and related	8,962	(7,161)	—	(1,801)	—
Depreciation and amortization	13,737	—	—	—	13,737
Total operating expenses	191,053	(7,161)	(11,167)	(8,777)	163,948
Loss from operations	(72,084)	12,325	11,167	9,810	(38,782)
Interest and other income, net	1,884	—	—	—	1,884
Loss before income taxes	(70,200)	12,325	11,167	9,810	(36,898)
Income taxes	2,597	—	—	—	2,597
Net loss	$(72,797)	$12,325	$11,167	$9,810	$(39,495)

Loss per share:*
Basic	$(1.02)	$0.17	$0.16	$0.14	$(0.55)
Diluted	$(1.02)	$0.17	$0.16	$0.14	$(0.55)

Weighted average shares outstanding
Basic	71,548	71,548	71,548	71,548	71,548
Diluted	71,548	71,548	71,548	71,548	71,548

EBITDA:
Loss before income taxes	$(70,200)				$(39,495)
Interest and other income, net	(1,884)				(1,884)
Depreciation and amortization	13,737				13,737
EBITDA	(58,347)				(27,642)
Add: Business reorganization and related	8,962				—
Adjusted EBITDA	$(49,385)				$(27,642)

*Basic and diluted loss per share may not add due to rounding